UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2004 (October 28, 2004)

FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6802	75-1328153

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

3813 Green Hills Village Drive
Nashville, Tennessee	37215

(Address of Principal Executive Offices)	(Zip Code)

(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On the date of each annual meeting of the stockholders of First Acceptance Corporation (the “Company”) commencing with the annual meeting of stockholders held on October 28, 2004, each director of the Company who is not an employee of the Company receives an award of 500 shares of restricted stock, subject to restrictions on the issuance of shares of the Company’s common stock to certain persons contained in the Company’s Certificate of Incorporation. The shares of restricted stock are issued pursuant to the Company’s 2002 Long Term Incentive Plan. The form of Restricted Stock Award Agreement is attached hereto as Exhibit 10.1.

     From time to time, the Company grants stock options to employees of the Company, including executive officers of the Company, pursuant to the Company’s 2002 Long Term Inventive Plan. The options are issued pursuant to stock option agreements. The form of Nonqualified Stock Option Agreement under the Company’s 2002 Long Term Incentive Plan is attached hereto as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

10.1	Form of Restricted Stock Award Agreement under the Company’s 2002 Long Term Incentive Plan

10.2	Form of Nonqualified Stock Option Agreement under the Company’s 2002 Long Term Incentive Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION
By:	/s/ Charles D. Hamilton
Charles D. Hamilton
Senior Vice President, Chief Financial Officer and Treasurer

Date: November 3, 2004